Exhibit 99.1

For release: April 25, 2007

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC Increases Dividend by 17% to 21 Cents

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of 21 cents per common share to shareholders of record on June 29 and payable on September 3, 2007.  This represents a three cent increase over last quarter’s dividend of 18 cents.

NHC affiliates operate 73 long-term health care centers with 9,129 beds. NHC affiliates also operate 30 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC’s other services include managed care specialty medical units, Alzheimer’s units, hospice and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.